Exhibit 1.1

SALES AGENCY AGREEMENT

Sales Agency Agreement (this “Agreement”), dated December 5, 2008, between IDACORP, INC., an Idaho corporation (the “Company”), and BNY MELLON CAPITAL MARKETS, LLC, a registered broker-dealer organized under the laws of Delaware (“BNYMCM”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement up to 3,000,000 Common Shares upon the terms and subject to the conditions contained herein; and

WHEREAS, BNYMCM has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                Certain Definitions.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” means the number of Issuance Shares that BNYMCM has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Time” means the time of sale of any Common Shares sold pursuant to this Agreement.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BNYMCM shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the second anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to this Agreement.

“Common Stock” shall mean the Company’s Common Stock, without par value.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning set forth in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which BNYMCM shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of BNYMCM, which may be withheld in BNYMCM’s sole discretion.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring BNYMCM to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the number of Issuance Shares to be sold by BNYMCM with respect to any Issuance, which may not exceed 500,000 Common Shares during any Selling Period without the prior written consent of BNYMCM, which may be withheld in BNYMCM’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to BNYMCM delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means Common Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Material Adverse Effect” means a material adverse effect on the business, earnings, assets, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Material Subsidiary” has the meaning set forth in Section 3.05.

“Maximum Program Amount” means 3,000,000 Common Shares (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“NYSE” means the New York Stock Exchange.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the NYSE.

“Prospectus” has the meaning set forth in Section 3.01.

“Registration Statement” has the meaning set forth in Section 3.01.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Sales Price” means the actual sale execution price of each Common Share sold by BNYMCM on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means 1.0% of the Sales Price.

“Selling Period” means the period of one to ten consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means the third (3rd) Trading Day following the sale of any Issuance Shares pursuant to this Agreement.

“Subsidiary” has the meaning set forth in Section 3.05.

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

ARTICLE II
ISSUANCE AND SALE OF COMMON STOCK

Section 2.01                                Issuance.  (a)  Upon the terms and subject to the conditions of this Agreement, the Company may sell Common Shares through BNYMCM and BNYMCM shall use its commercially reasonable efforts to sell Common Shares, up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company shall choose to deliver during the Commitment Period until the aggregate number of Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BNYMCM will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the Issuance Amount specified in such Issuance Notice, and otherwise in accordance with the terms of such Issuance Notice.  BNYMCM will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  BNYMCM may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company acknowledges and agrees that (i) there can be no assurance that BNYMCM will be successful in selling Issuance Shares and (ii) BNYMCM will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by BNYMCM to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, BNYMCM will be acting as agent for the Company and not as principal.

(b)                                 Method of Offer and Sale.  The Common Shares may be offered and sold by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or through an electronic communications network, or, if and only if the parties hereto have so agreed in writing, sales may be made to or through a market maker or in privately negotiated transactions.  Nothing in this Agreement shall be deemed to require either party to agree to the offering and sale of Common Shares to or through a market maker or in privately negotiated transactions, and either party may withhold its consent thereto in its sole discretion.

(c)                                  Issuances.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or any Senior Vice President of the Company, to BNYMCM.  BNYMCM shall use its commercially reasonable efforts to sell pursuant to such Issuance not more than the Issuance Amount.  Each sale of Issuance Shares will be settled on the applicable Settlement Date following such sale.

Section 2.02                                Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BNYMCM a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BNYMCM a certificate executed by the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and that the Company has performed in all material respects all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Thomas R. Saldin, Esq., Senior Vice President and General Counsel of the Company, shall deliver to BNYMCM an opinion, dated the date of the Closing and addressed to BNYMCM, substantially in the form of Exhibit B attached hereto; (iv)  Dewey & LeBoeuf LLP, counsel to the Company, shall deliver to BNYMCM an opinion (relying for matters of Idaho law on the opinion of Mr. Saldin), dated the date of the Closing and addressed to BNYMCM, substantially in the form of Exhibit C-1 attached hereto, and a negative assurance letter, dated the date of the Closing and addressed to BNYMCM, substantially in the form of Exhibit C-2 attached hereto; (v) Sullivan & Cromwell LLP, counsel to BNYMCM, shall deliver such opinion or opinions (relying for matters of Idaho law on the opinion of Mr. Saldin), dated as of the Closing, as BNYMCM may reasonably request; and (vi) Deloitte & Touche LLP, independent registered public accounting firm for the Company, shall deliver to BNYMCM a letter, dated the Closing Date, in form and substance reasonably satisfactory to BNYMCM.

Section 2.03                                Mechanics of Issuances.  (a)  Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BNYMCM, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed 500,000 Common Shares without the prior written consent of BNYMCM, which may be withheld in BNYMCM’s sole discretion, and (2) notwithstanding anything in this Agreement to the contrary, BNYMCM shall have no further obligations with respect to any Issuance Notice if and to the extent the number of Issuance Shares to be sold pursuant thereto, together with the aggregate number of Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.

(b)                                 Delivery of Issuance Notice.  An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by BNYMCM. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c)                                  Floor Price.  BNYMCM shall not sell Common Shares below the Floor Price during any Selling Period, as such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to BNYMCM and confirmation to the Company.

(d)                                 Determination of Issuance Shares to be Sold.  The number of Issuance Shares to be sold by BNYMCM with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e)                                  Trading Guidelines.  BNYMCM may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided that (i) no such purchase or sale shall take place while an Issuance Notice is in effect (except to the extent that, if the parties have agreed in writing that sales may be made to or through a market maker or in privately negotiated transactions, BNYMCM may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless” principal or in a similar capacity), (ii) in no circumstances shall BNYMCM have a short position in the Common Stock for its own account and (iii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by BNYMCM.  In addition, the Company hereby acknowledges and agrees that BNYMCM’s affiliates, subject to compliance with Regulation M under the Exchange Act, may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time BNYMCM is acting as agent pursuant to this Agreement.

Section 2.04                                Settlements.  Subject to the provisions of Article V, on or before each Settlement Date, the Company will cause Wells Fargo Bank, National Association, its transfer agent, to electronically transfer the Issuance Shares being sold by crediting BNYMCM or its designee’s account at DTC through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and concurrently with the receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, BNYMCM will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold BNYMCM harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to BNYMCM any Selling Commission to which it would otherwise have been entitled absent such default.  The individuals listed on Schedule 1 hereto shall be the contact persons for all matters related to the settlement of the transfer of Issuance Shares through the DWAC System for purposes of this Section 2.04.

Section 2.05                                Use of Free Writing Prospectus. Neither the Company nor BNYMCM has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, BNYMCM that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus on or before a Representation Date:

Section 3.01                                Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “IDA”, and the Common Shares have been listed on the Principal Market, subject to notice of issuance.  The Company (i) meets the requirements for use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-155498), which registration statement became effective automatically upon filing pursuant to Rule 462(e) under the Securities Act, for the registration under the Securities Act of up to $598,804,023 aggregate amount of Common Stock and other securities, and the offering thereof from time to time pursuant to Rule 415 under the Securities Act.  Such registration statement and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to BNYMCM by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to BNYMCM for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) under the Securities Act, as contemplated by Section 5.01(k) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02                                Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.03                                Registration Statement; Prospectus.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) under the Securities Act and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) under the Securities Act, as of the date of any other amendment or supplement thereto and as of each Applicable Time, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3.03 shall not apply to any statements or omissions made in reliance upon and in conformity with information (a) furnished in writing to the Company by BNYMCM expressly for use in the Prospectus or (b) provided on the DTC website for use in prospectuses and relating to DTC and its book-entry clearance and settlement system or (c) set forth in the Form T-1 furnished by Deutsche Bank Trust Company Americas and included in Exhibit 25 to the Registration Statement.  As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

Section 3.04                                Changes.  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

Section 3.05                                Organizational Matters.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, and to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of incorporation.  As used in this Agreement, the term “Subsidiary” means any Person (other than a natural person), at least a majority of the outstanding Voting

Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.  As of the date of this Agreement, the only Material Subsidiary of the Company is Idaho Power Company (the “Material Subsidiary”).

Section 3.06                                Authorization; Enforceability.  The Company has duly authorized, executed and delivered this Agreement.  This Agreement constitutes the valid and binding obligation of the Company.

Section 3.07                                Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.  The Common Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or similar rights and will be free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.  The Common Shares conform to the description contained in the Prospectus under the caption “Description of Common Stock.”  Except as set forth in the Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans ) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement.  There are no restrictions upon the voting or transfer of any shares of the Company’s Common Stock pursuant to the Company’s Articles of Incorporation or bylaws.  There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.  No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Common Shares hereunder.

Section 3.08                                No Conflicts.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or any Material Subsidiary pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, (b) result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or the organizational documents of any Material Subsidiary, or (c) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties (except in each case for conflicts, breaches, violations, defaults, liens or security interests that would not have a Material Adverse Effect).  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

Section 3.09                                Legal Proceedings.  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.10                                Sale of Common Shares.  Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that BNYMCM shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11                                Permits.  Each of the Company and the Material Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company after due inquiry, each of the Company and the Material Subsidiaries are in compliance with all terms and conditions of any such permit, except where the failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect.

Section 3.12                                Investment Company.  The Company is not, and after giving effect to the offering and sale of the Common Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 3.13                                Financial Condition; No Adverse Changes.  (a)  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end adjustments, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(b)                                 The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act).  The Company’s internal control over financial reporting was effective as of December 31, 2007, and the Company is not aware of any material weaknesses therein.  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(c)                                  The accountants who have audited the financial statements of the Company that are incorporated by reference in the Registration Statement and the Prospectus and who have audited the Company’s internal control over financial reporting are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(d)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that were effective as of September 30, 2008.

Section 3.14                                Use of Proceeds.  The Company will use the net proceeds from the offering of Common Shares in the manner specified in the Prospectus under “Use of Proceeds.”

Section 3.15                                Environmental Matters.  Other than as set forth in the Prospectus, (a) the Company and its Subsidiaries are in compliance in all material respects with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company and its Subsidiaries with any environmental law or that is reasonably likely to give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

Section 3.16                                Insurance.  Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.

Section 3.17                                Officer’s Certificate.  Any certificate signed by the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company and delivered to BNYMCM or to counsel for BNYMCM in connection with an Issuance shall be deemed a representation and warranty by the Company to BNYMCM as to the matters covered thereby on the date of such certificate.

Section 3.18                                Finder’s Fees.  The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV
COVENANTS

The Company covenants and agrees during the term of this Agreement with BNYMCM as follows:

Section 4.01                                Registration Statement and Prospectus.  (i) To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, provided that the Company will give prior notice in writing or by telephone to BNYMCM of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of an Issuance Notice and prior to the related Settlement Date(s) that is reasonably disapproved by BNYMCM promptly after reasonable notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BNYMCM and to file such Issuance Supplement pursuant to Rule 424(b) under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement as may be required to each exchange or market on which such sales were effected, in each case if and only if delivery and filing of such an Issuance Supplement is required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus) at any time prior to having afforded BNYMCM a reasonable opportunity to review and comment thereon and to advise BNYMCM promptly when any such amendment to the Registration Statement has been filed or has become effective or any such amendment or supplement to the Prospectus has been filed with the Commission; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BNYMCM, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

Section 4.02                                Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as BNYMCM may reasonably request to cooperate with BNYMCM in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BNYMCM may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03                                Copies of Registration Statement and Prospectus.  To furnish BNYMCM with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as BNYMCM may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BNYMCM and request BNYMCM to suspend offers to sell Common Shares (and, if so notified, BNYMCM shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise BNYMCM promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BNYMCM is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04                                Rule 158.  To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 under the Securities Act).

Section 4.05                                Information.  Except where such reports, communications, financial statements or other information are available on the Commission’s EDGAR system, to furnish to BNYMCM (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to BNYMCM (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BNYMCM may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.06                                Representations and Warranties.  That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BNYMCM that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus, and (ii) an undertaking that the Company will advise BNYMCM if any of such representations and warranties will not be true and correct in all material respects as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

Section 4.07                                Opinions of Counsel; Negative Assurance Letter.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYMCM within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYMCM a written opinion of Thomas R. Saldin, Esq., Senior Vice President and General Counsel of the Company, and a negative assurance letter of Dewey & LeBoeuf LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to BNYMCM, (i) if such counsel has previously furnished an opinion or negative assurance letter to the effect set forth in either Exhibit B or Exhibit C-2 hereto respectively, to the effect that BNYMCM may rely on such previously furnished opinion or negative assurance letter of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion or negative assurance letter to the effect set forth in either Exhibit B or Exhibit C-2 hereto respectively, of the same tenor as such an opinion or negative assurance letter of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

Section 4.08                                Comfort Letters.  That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), in any case to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records, the Company shall as soon as practicable thereafter cause the independent registered public accounting firm that has audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to BNYMCM a letter, dated not later than five (5) Trading Days after the date of effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form reasonably satisfactory to BNYMCM, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to BNYMCM.

Section 4.09                                Officer’s Certificate.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYMCM within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYMCM a certificate, dated the date of such supplement, amendment or incorporation relating to such sale, as the case may be, in such form and executed by the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

Section 4.10                                Stand Off Agreement.  Without the written consent of BNYMCM, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYMCM hereunder and ending on the first (1st) Trading Day immediately following the last Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in a stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons.

Section 4.11                                Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares or (ii) bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYMCM.

ARTICLE V
CONDITIONS TO DELIVERY OF ISSUANCE
NOTICES AND TO SETTLEMENT

Section 5.01                                Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BNYMCM to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of BNYMCM to sell Common Shares during the applicable Selling Period(s) is subject to the satisfaction, on the applicable Settlement Date(s), of each of the following conditions:

(a)                                  Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of Common Shares may be made by BNYMCM thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission with respect to the Registration Statement or the Prospectus shall have been complied with; and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

(b)                                 Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects as of each Representation Date (including such Issuance Date and Settlement Date) as though made at such time, except as may be disclosed in the Prospectus on or before the applicable Representation Date.

(c)                                  Performance by the Company.  The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)                                  Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus.

(f)                                    No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the NYSE has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the reasonable judgment of BNYMCM makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(g)                                 Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to BNYMCM a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to BNYMCM to the effect required by Section 4.08.

(h)                                 No Defaults.  The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

(i)                                     Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired.

(j)                                     Maximum Issuance Amount.  In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the requested Issuance Amount plus (y) the number of Common Shares issued under all previous Issuances effected pursuant to this Agreement would exceed the Maximum Program Amount or (II) the requested Issuance Amount would exceed 500,000 Common Shares, without the prior written consent of BNYMCM.

(k)                                  Prospectus Supplement and Issuance Supplement.                   (i)  A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYMCM on or prior to the Issuance Date.

(ii)  To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYMCM on or prior to the Issuance Date.

(l)                                     Counsel Letter.  The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to BNYMCM, shall have furnished to BNYMCM their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07.

(m)                               Officer’s Certificate.  The Company shall have furnished or caused to be furnished to BNYMCM an officer’s certificate executed by the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n)                                 Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, BNYMCM and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common

Shares as herein contemplated shall be satisfactory in form and substance to BNYMCM and its counsel.

Section 5.02                                Documents Required to be Delivered on each Issuance Date.  BNYMCM’s obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYMCM on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYMCM, executed by the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company, to the effect that all conditions precedent to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 5.03                                Suspension of Sales.  The Company or BNYMCM may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company agrees that no such notice shall be effective against BNYMCM unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.  BNYMCM agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION

Section 6.01                                Indemnification by the Company.  The Company agrees to indemnify and hold harmless BNYMCM, its officers, directors, employees and agents, and each Person, if any, who controls BNYMCM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BNYMCM, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BNYMCM or its plan of distribution furnished in writing to the Company by BNYMCM expressly for use therein or (b) any breach or violation of Section 2.05 hereof, and the Company shall reimburse BNYMCM, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02                                Indemnification by BNYMCM.  BNYMCM agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to BNYMCM or its plan of distribution furnished to the Company by BNYMCM expressly for use therein, and BNYMCM shall reimburse the Company, its officers, directors, employees and agents, and any such controlling Person and any officer, director, employee or agent of such controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred .

Section 6.03                                Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 6.04                                Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and BNYMCM, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and BNYMCM on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of BNYMCM in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by BNYMCM, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by BNYMCM in respect thereof.  The relative fault of the Company, on the one hand, and of BNYMCM, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by BNYMCM on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and BNYMCM agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.04, BNYMCM shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04 each officer, director, employee and agent of BNYMCM, and each Controlling Person, shall have the same rights to contribution as BNYMCM, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company and BNYMCM under this Article VI shall be in addition to any liability that the Company and BNYMCM may otherwise have.

ARTICLE VII
TERMINATION

Section 7.01           Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02           Termination by BNYMCM.

(a)           BNYMCM may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day’s notice if any of the following events shall occur:

(i)            The Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii)           Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

(iii)          The Company shall fail to maintain the listing of the Common Stock on the Principal Market; or

(iv)          Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           BNYMCM shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement, in BNYMCM’s sole discretion, at any time.

Section 7.03           Termination by the Company.  The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

Section 7.04           Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BNYMCM and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01           Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and if such press release contains the name of or information regarding BNYMCM the Company shall give notice to BNYMCM describing the sum and substance of such press release prior to issuing such press release.  No party hereto shall issue any press release or like public statement (other than in the case of the Company, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby not substantially similar to previously approved disclosure without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02           Expenses.  The Company covenants and agrees with BNYMCM that the Company shall pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BNYMCM and the Principal Market; (ii) BNYMCM’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for BNYMCM up to $90,000 (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey), in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder;  (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for BNYMCM), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.

Section 9.03           Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: IDACORP, Inc., 1221 W. Idaho Street, Boise, ID 83702-5627, Attention:  Senior Vice President and General Counsel, Facsimile No.: 208-388-6910, with a copy (which shall not constitute notice) to:  Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention:  Elizabeth W. Powers, Esq., Facsimile No.:  212-649-9476; and (ii) if to BNYMCM, BNY Mellon Capital Markets, LLC, One Wall Street, New York, NY 10286, Attention: Daniel C. de Menocal; Facsimile No.:  212-635-6536, with a copy (which shall not constitute notice) to:  Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, Attention:  Richard R. Howe, Esq., Facsimile No.:  212-558-3588. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05           Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06           No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or BNYMCM. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07           Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08           Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09           Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11           Waiver of Jury Trial.  The Company and BNYMCM each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13           Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14           No Fiduciary Duty.  The Company acknowledges and agrees that BNYMCM is acting in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of offering) and not as a financial advisor, trustee or fiduciary to, or as agent (except on the terms expressly set forth herein) of, the Company or any other person and will not claim that BNYMCM is acting in any such capacity in connection with the offering of the Common Shares contemplated hereby.  Additionally, BNYMCM is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BNYMCM shall have no responsibility or liability to the Company with respect thereto.  Any review by BNYMCM of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BNYMCM and shall not be on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

IDACORP, INC.

By:	/s/ Steven R. Keen
Name: Steven R. Keen
Title: Vice President and Treasurer

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Daniel C. de Menocal
Name: Daniel C. de Menocal
Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

BNY Mellon Capital Markets, LLC

One Wall Street (17th Floor)

New York, NY 10286

Fax: (212) 635-6536

Attn: Daniel C. de Menocal

Reference is made to the Sales Agency Agreement between IDACORP, Inc. (the “Company”) and BNY Mellon Capital Markets, LLC, dated December 5, 2008.  The Company confirms that all conditions precedent to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):	Third Trading Day after each sale

Issuance Amount:

Floor Price Limitation (adjustable by the Company during the Selling Period, but not less than $1.00) [; provided that no Common Shares shall be sold at a price less than 95% of the last price at which such Shares were traded on the NYSE prior to such sale]:

$ per share

IDACORP, INC.

By:
Name:
Title: [CEO, Chief Financial Officer, President or any Senior Vice President]

A-1

EXHIBIT B

FORM OF OPINION OF THOMAS R. SALDIN, ESQ.

[Date]

BNY Mellon Capital Markets, LLC
One Wall Street, 17th Floor
New York, New York 10286

Re:     IDACORP, Inc.

Issuance from time to time of up to 3,000,000 Shares of Common Stock

Ladies and Gentlemen:

I am General Counsel to IDACORP, Inc., an Idaho corporation (the “Company”), and am furnishing this letter to you pursuant to Section 2.02(iii) of the Sales Agency Agreement, as defined below.  I am familiar with the registration statement on Form S-3, File No. 333-155498, filed by the Company on November 20, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $598,804,023 in aggregate amount of its (i) common stock, without par value (the “Common Stock”) and (ii) debt securities, which registration statement became effective automatically upon filing pursuant to Rule 462(e) under the Securities Act (such registration statement, as of its Effective Date, including the documents incorporated by reference therein as of such date being hereinafter referred to as the “Registration Statement”).  The prospectus, dated November 20, 2008, included in the Registration Statement (the “Base Prospectus”) has been supplemented by a prospectus supplement, dated December 5, 2008 (the “Prospectus Supplement”; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein as of the date of the Prospectus Supplement, being referred to as the “Prospectus”), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 5, 2008 (the “Sales Agency Agreement”), between the Company and BNY Mellon Capital Markets, LLC, from time to time of up to 3,000,000 shares of Common Stock (the “Shares”).

Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, the Prospectus and the Sales Agency Agreement; (ii) the Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) resolutions adopted by the Board of Directors and the Executive Committee of the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Sales Agency Agreement and the Common Stock in general and the Shares in particular; and (iv) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original document of all documents submitted to me as copies and the authenticity of the originals of such latter documents.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Prospectus, Sales Agency Agreement, Articles of Incorporation, as amended, Amended Bylaws, resolutions, instruments, certificates, records and documents.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, I am of the opinion that:

(i)          The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Idaho, with requisite corporate power to own or lease its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus.  The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(ii)         Idaho Power Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Idaho.

(iii)        All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the outstanding shares of capital stock of Idaho Power Company have been duly authorized and validly issued and are fully paid and non-assessable.  The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in the Sales Agency Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights.  The Shares conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Common Stock.”

(iv)       The Company has duly authorized, executed and delivered the Sales Agency Agreement.

(v)        The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agency Agreement will not (a) to my knowledge, after reasonable investigation, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or Idaho Power Company, pursuant to any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Idaho Power Company is a party or by which the Company or Idaho Power Company is bound or to which any of the property or assets used in the conduct of the business of the Company or Idaho Power Company is subject, (b) result in any violation of the provisions of the Articles of Incorporation, as amended, or the Amended Bylaws of the Company or the organization documents of Idaho Power Company or (c) to my knowledge, result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Idaho Power Company, except in each case for conflicts, breaches, violations, defaults, liens or security interests which do not individually or in the aggregate have a Material Adverse Effect.

(vi)       No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by the Company of its obligations under the Sales Agency Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws, as to which I express no opinion, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

(vii)      There are no legal or governmental proceedings pending, and after due inquiry I do not know of any legal or governmental proceedings threatened, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

(viii)     As of the Effective Date, the Registration Statement, and, as of the date of the Prospectus Supplement, the Prospectus (except for the financial statements and other financial or accounting data included therein or omitted therefrom, as to which I express no opinion) appeared on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder.

(ix)        Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus, as amended or supplemented as of the date of the Prospectus Supplement (except for the financial statements and other financial or accounting data included therein or omitted therefrom, as to which I express no opinion), appeared on its face to comply as to form as of its filing date in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, I have had conferences with certain of its officers and representatives and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  Based upon the procedures set forth above, nothing has come to my attention that caused me to believe that (i) the Registration Statement, as of its Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as amended or supplemented as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  I express no view as to the financial statements and other financial or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus, or as

to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting incorporated by reference therein or as to the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, or as to the statements contained in the Prospectus under the caption “Book-Entry System.”

With respect to this letter, I do not hold myself out as an expert on the laws of any state other than the State of Idaho. My opinions expressed above are limited to the laws of the State of Idaho and the federal laws of the United States.

Notwithstanding the following paragraph, this letter may be relied upon by Dewey & LeBoeuf LLP and Sullivan & Cromwell LLP in connection with the issuance and sale of the Shares to the same extent as if it were addressed to them.

I am furnishing this letter to you for use in connection with the transactions contemplated by the Sales Agency Agreement.  This letter is solely for your benefit and may not be used, circulated, quoted or referred to, or relied upon by, another person or be used for any other purpose.

Very truly yours,

Thomas R. Saldin

EXHIBIT C-1

FORM OF OPINION OF DEWEY & LEBOEUF LLP

[Date]

BNY Mellon Capital Markets, LLC
One Wall Street, 17th Floor
New York, New York 10286

Re:                    IDACORP, Inc.

Issuance from time to time of up to 3,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as New York counsel to IDACORP, Inc., an Idaho corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-155498, filed by the Company on November 20, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $598,804,023 in aggregate amount of its (i) common stock, without par value (the “Common Stock”) and (ii) debt securities, which registration statement became effective automatically upon filing pursuant to Rule 462(e) under the Securities Act (such registration statement, as of its Effective Date, including the documents incorporated by reference therein as of such date being hereinafter referred to as the “Registration Statement”). The prospectus, dated November 20, 2008, included in the Registration Statement (the “Base Prospectus”) has been supplemented by a prospectus supplement, dated December 5, 2008 (the “Prospectus Supplement”; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein as of the date of the Prospectus Supplement, being referred to as the “Prospectus”), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 5, 2008 (the “Sales Agency Agreement”), between the Company and BNY Mellon Capital Markets, LLC, from time to time of up to 3,000,000 shares of Common Stock (the “Shares”).  This letter is being furnished to you pursuant to Section 2.02(iv) of the Sales Agency Agreement.

Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, the Prospectus and the Sales Agency Agreement; (ii) the Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) resolutions adopted by the Board of Directors and the Executive Committee of the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Sales Agency Agreement and the Common Stock in general and the Shares in particular; and (iv) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all

C-1-1

documents submitted to us as originals, the conformity to the original document of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Prospectus, Sales Agency Agreement, Articles of Incorporation, as amended, Amended Bylaws, resolutions, instruments, certificates, records and documents.  We have also assumed the regularity of all corporate procedures.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that:

(i)            The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in the Sales Agency Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights.

(ii)           The Shares conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Common Stock.”

(iii)          The Company has duly authorized, executed and delivered the Sales Agency Agreement.

(iv)          The Company is not, and after giving effect to the offering and sale of the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)           As of the Effective Date, the Registration Statement, and, as of the date of the Prospectus Supplement, the Prospectus (except for the financial statements and other financial or accounting data included therein or omitted therefrom, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder.

In passing upon the form of the Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the representations made to us and the statements made to us or included in the Registration Statement and the Prospectus by the Company and take no responsibility therefor except to the limited extent set forth in paragraph (ii) above.  We express no opinion as to the law of any jurisdiction other than the law of the State of New York and the federal laws of the United States.  As to all matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Thomas R. Saldin, Senior Vice President and General Counsel of the Company.

This letter is furnished by us in connection with the transactions contemplated by the Sales Agency Agreement, is solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity, or for any other purpose, without our express written consent.

Very truly yours,

C-1-2

EXHIBIT C-2

FORM OF NEGATIVE ASSURANCE LETTER OF DEWEY & LEBOEUF LLP

[Date]

BNY Mellon Capital Markets, LLC
One Wall Street, 17th Floor
New York, New York 10286

Re:                    IDACORP, Inc.

Issuance from time to time of up to 3,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as New York counsel to IDACORP, Inc., an Idaho corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-155498, filed by the Company on November 20, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $598,804,023 in aggregate amount of its (i) common stock, without par value (the “Common Stock”) and (ii) debt securities, which registration statement became effective automatically upon filing pursuant to Rule 462(e) under the Securities Act (such registration statement, as of its Effective Date, including the documents incorporated by reference therein as of such date being hereinafter referred to as the “Registration Statement”).  The prospectus, dated November 20, 2008, included in the Registration Statement (the “Base Prospectus”) has been supplemented by a prospectus supplement, dated December 5, 2008 (the “Prospectus Supplement”; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein as of the date of the Prospectus Supplement, being referred to as the “Prospectus”), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 5, 2008 (the “Sales Agency Agreement”), between the Company and BNY Mellon Capital Markets, LLC, from time to time of up to 3,000,000 shares of Common Stock (the “Shares”).  This letter is being furnished to you pursuant to Section 2.02(iv) of the Sales Agency Agreement.

Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, we had conferences with certain of its officers and representatives, with other counsel for the Company and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth therein.  Moreover, many of the determinations required to be made in the preparation thereof involve matters of a non-legal nature.  Based upon the

C-2-1

procedures set forth above, nothing has come to our attention that has caused us to believe that (i) the Registration Statement, as of its Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as amended or supplemented as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no view as to the financial statements and other financial or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting incorporated by reference therein or as to the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, or as to the statements contained in the Prospectus under the caption “Book-Entry System.”

This letter is furnished by us in connection with the transactions contemplated by the Sales Agency Agreement, is solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity or for any other purpose, without our express written consent.

Very truly yours,

C-2-2

SCHEDULE 1

BNYMCM

Name:	Telephone Number:
Daniel C. de Menocal	(212) 635-7784
Harry Skirlis	(212) 635-6530
Mayra Vinals	(212) 635-8353
Anna Sorcigli	(212) 635-1389
Mike Vitale	(201) 413-2627

Wells Fargo Bank, National Association

Name:	Telephone Number:
Suzanne M. Swits	(651) 450-4120

IDACORP, Inc.

Name:	Telephone Number:
Colette Shepard	(208) 388-2564
Barbara Smith	(208) 388-2634

S-1-1

SCHEDULE 2

BNYMCM

Daniel C. de Menocal

Telephone:  (212) 635-7784

Facsimile:  (212) 635-6536

Address:  One Wall Street

                New York, New York 10286

IDACORP, Inc.

J. LaMont Keen

Darrel T. Anderson

Thomas R. Saldin

Steven R. Keen

Lawrence F. Spencer

Telephone:  (208) 388-2200

Facsimile:  (208) 388-6184

Address:  1221 West Idaho Street

                Boise, Idaho 83702

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